EXHIBIT 99.A7

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

Guidelines for determining the proper identification number to give the payer. Social Security numbers have nine digits separated by two hyphens (i.e. 000-00-0000). Employer identification numbers have nine digits separated by only one hyphen (i.e. 00-0000000). The table below will help determine the number to give the payer.

FOR THIS TYPE OF ACCOUNT:                                  GIVE THE SOCIAL SECURITY NUMBER OF:
-------------------------                                  -----------------------------------
 1. An individual's account                                The individual
 2. Two or more individuals (joint account)                The actual owner of the account or, if combined
                                                           funds, any one of the individuals (1)
 3. Husband and wife (joint account)                       The actual owner of the account or, if joint funds,
                                                           either person (1)
 4. Custodian account of a minor (Uniform Gift to          The minor (2)
    Minors Act)
 5. Adult and minor (joint account)                        The adult or, if the minor is the only contributor, the
                                                           minor (1)
 6. Account in the name of guardian or committee           The ward, minor, or incompetent person (3)
    for a designated ward, minor, or incompetent
    person
 7. a. The usual revocable savings trust account           The grantor - trustee (1)
    (grantor is also trustee)
    b. So-called trust account that is not a legal or      The actual owner (1)
    valid trust under State law
 8. Sole proprietorship account                            The owner (4)
                                                           GIVE THE EMPLOYER
FOR THIS TYPE OF ACCOUNT:                                  IDENTIFICATION NUMBER OF:
-------------------------                                  -------------------------
 9. A valid trust, estate, or pension trust                The legal entity (do not furnish the identifying
                                                           number of the personal representative or trustee
                                                           unless the legal entity itself is not designated in the
                                                           account title)(5)
10. Corporate account                                      The corporation
11. Religious, charitable, or educational organization     The organization
12. Partnership account held in the name of the            The partnership
    business
13. Association, club, or other tax-exempt                 The organization
    organization
14. A broker or registered nominee                         The broker or nominee
15. Account with the Department of Agriculture in          The public entity
    the name of a public entity (such as a state or
    local government, school district, or prison) that
    receives agricultural program payments.

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(1) List first and circle the name of the person whose number you furnish.
(2) Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4) Show the name of the owner.
(5) List first and circle the name of the legal trust, estate, or pension trust.
NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

Obtaining a Number. If you do not have a taxpayer identification number or you do not know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for an Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

Payees Exempt from Backup Withholding. The following is a list of payees exempt from backup withholding and for which no information reporting is required:

o        A corporation.
o        A financial institution.
o An organization exempt from tax under Section 501(a), or an individual retirement plan.
o        The United States or any agency or instrumentality thereof.
o A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
o A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof. o An international organization or any agency, or instrumentality thereof.
o        A registered dealer in securities or commodities registered in the U.S.
         or a possession of the U.S.
o        A real estate investment trust.
o        A common trust fund operated by a bank under Section 584(a).
o        A trust exempt from tax under Section 664 or described in Section 4947.
o A middleman known in the investment community as a nominee or listed in the most recent publication of the American Society of Corporate Secretaries, Inc., Nominee List.
o An entity registered at all times under the Investment Company Act of 1940.
o        A foreign central bank of issue.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

o        Payments to nonresident aliens subject to withholding under Section
         1441.
o        Payments to partnerships not engaged in a trade or business in the U.S.
         and which have at least one nonresident partner.
o Payments of patronage dividends where the amount received is not paid in money.
o        Payments made by certain foreign organizations.
o        Payments made to a nominee.
o        Section 401K distributions made by an ESOP.

Payments of interest not generally subject to backup withholding include the following:

o Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.
o Payments of tax-exempt interest (including exempt-interest dividends under section 852).
o        Payments described in Section 6049(b)(5) to nonresident aliens.
o        Payments on tax-free covenant bonds under Section 1451.
o        Payments made by certain foreign organizations.
o        Payments made to a nominee.
o        Mortgage interest paid to you.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. Exempt payees should file this form with the payer, furnish their taxpayer identification number, write "exempt" on the face of the form, and return it to the payer. If the payments are interest, dividends, or patronage dividends, sign and date the form.

     Certain payments other than interest dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050A.

     The Section references above are to the Internal Revenue Code.

Privacy Act Notice. Section 6109 requires most recipients of dividend, interest, or other payments to give correct taxpayer identification numbers to payers who must file information returns with the IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties.

(1) Penalty for Failure to Furnish Taxpayer Identification Number. If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Failure to Report Certain Dividend and Interest Payments. If you fail to include any portion of an includible payment for interest, dividends, or patronage dividends in gross income, such failure will be treated as being due to negligence and will be subject to a penalty of 5% on any portion of an underpayment attributable to that failure unless there is clear and convincing evidence to the contrary.

(3) Civil Penalty for False Information with Respect to Withholding. If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(4) Criminal Penalty for Falsifying Information. Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

                    FOR ADDITIONAL INFORMATION CONTACT YOUR
                TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.